Exhibit 32.4

Written Statement of the Vice President, Chief Financial Officer and Secretary of
Bandag, Incorporated
Pursuant to 18 U.S.C. §1350

        Solely for the purposes of complying with 18 U.S.C. §1350, I, the undersigned Vice President, Chief Financial Officer and Secretary of Bandag, Incorporated (the “Company”), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-Q/A of the Company for the quarter ended March 31, 2006 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Warren W. Heidbreder
Warren W. Heidbreder
June 22, 2006